                                                                     EXHIBIT 7.3

 DIGITAL GENERATION SYSTEMS, INC. AND DIGITAL COURIER INTERNATIONAL CORPORATION
                   CONDENSED PRO FORMA COMBINED BALANCE SHEETS
                                  JUNE 30, 1998
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                            AUG CS
                                                                                 ADJUSTED                   PRIVATE
                                         HISTORICAL                              DCIC IN US$    PRO FORMA   PLACEMENT    PRO FORMA
                                         CONSOLIDATED  HISTORICAL  ADJ'S TO US   AT $C1.418    ADJUSTMENTS  & PS CONV-   COMBINED
                                         DG SYSTEMS(a) DCIC IN C$  GAAP IN C$     $US (n)        IN $US     ERSION (h)   IN $US
                                         ------------- ----------  -----------   ----------    -----------  --------     ---------
ASSETS
CURRENT ASSETS:
       Cash and cash equivalents             4,188         473                       334       (9,130)(c)   11,450        6,508
                                                                                                                           (334)(d)
       Short-term investments                   --          --                        --                                     --
       Accounts receivable, net              8,683       1,332                       939          192 (d)                 9,814
       Prepaid expenses and other              557         111                        78           (7)(d)                   628
                                          --------    --------     --------     --------     --------     --------     --------
           Total current assets             13,428       1,916                     1,351       (9,279)      11,450       16,950
                                          --------    --------     --------     --------     --------     --------     --------

PROPERTY AND EQUIPMENT, at cost:
       Network equipment                    31,112      11,412                     8,048       (5,724)(e)                33,436
       Office furniture and equipment        3,082       1,132                       798         (329)(e)                 3,551
       Leasehold improvements                  555         175                       123         (123)(e)                   555
                                          --------    --------     --------     --------     --------     --------     --------
                                            34,749      12,719                     8,970       (6,176)                   37,543
       Less - Accumulated depreciation
          and amortization                 (21,357)     (6,428)                   (4,533)       4,533 (e)               (21,357)
                                          --------    --------     --------     --------     --------     --------     --------

           Property and equipment, net      13,392       6,291                     4,437       (1,643)                   16,186
                                          --------    --------     --------     --------     --------     --------     --------


GOODWILL AND OTHER ASSETS, net              25,088         416         (416)(k)        0        5,134 (d)                30,222
                                          --------    --------     --------     --------     --------     --------     --------


                                            51,908       8,623         (416)       5,788       (5,788)      11,450       63,358
                                          ========    ========     ========     ========     ========     ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
       Accounts payable                      3,020         518                       365         (365)(f)                 3,020
       Accrued liabilities                   3,964       1,728                     1,219       (1,219)(f)                 3,964
       Lines of credit                       1,672          --                        --                                  1,672
       Current portion of long-term debt     7,915      10,098                     7,121       (7,121)(f)                 7,915
                                          --------    --------     --------     --------     --------     --------     --------
           Total current liabilities        16,571      12,344                     8,705       (8,705)                   16,571
                                          --------    --------     --------     --------     --------     --------     --------
LONG-TERM DEBT, net of current portion      12,025       3,822                     2,695       (2,695)(f)                12,025
                                          --------    --------     --------     --------     --------     --------     --------

SHAREHOLDERS' EQUITY:
       Preferred stock                      31,561       2,000                     1,410       (1,410)(f)  (31,561)           0
       Common stock                         57,208      15,138                    10,676      (10,676)(f)   45,901      103,109
       Paid in capital                                      --        6,100 (j)    4,302       (4,302)(f)                    (0)
       Receivable from issuance of
         common stock                         (175)         --                        --                    (1,250)      (1,425)
       Accumulated deficit                 (65,282)    (24,681)      (2,000)(k)  (22,001)      22,001 (f)   (1,640)     (66,922)
                                                                     (4,516)(l)       --
                                          --------    --------     --------     --------     --------     --------     --------
           Total shareholders' equity       23,312      (7,543)        (416)      (5,613)       5,613       11,450       34,762
                                          --------    --------     --------     --------     --------     --------     --------
                                            51,908       8,623         (416)       5,788       (5,788)      11,450       63,358
                                          ========    ========     ========     ========     ========     ========     ========



See accompanying notes to the condensed pro forma combined financial statements.

 DIGITAL GENERATION SYSTEMS, INC. AND DIGITAL COURIER INTERNATIONAL CORPORATION
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                          HISTORICAL DCIC
                                          HISTORICAL                        ADJ'S TO      W/GAAP ADJ'S    PRO FORMA     PRO FORMA
                                         CONSOLIDATED       HISTORICAL       US GAAP      @ 1$US TO      ADJUSTMENTS     COMBINED
                                         DG SYSTEMS(a)      DCIC IN $C     IN $ CANADIAN  $C1.420(o)       IN US$        IN US$
                                         -------------      ----------     -------------  -------------- -----------   -----------


REVENUES                                  $ 19,971            $ 2,055                      $ 1,447                     $  21,418
                                          --------           --------         ------      --------        -----        ---------

COSTS AND EXPENSES:
      Delivery and material costs            7,412              2,385 (i)                    1,680                         9,092
      Customer operations                    7,043                675 (i)                      475                         7,518
      Sales and marketing                    2,499                562                          396                         2,895
      Research and development               1,189                399                          281                         1,470
      General and administrative             2,043                849                          598                         2,641
      Depreciation and amortization          5,713              2,225           (333)(k)     1,332          128 (g)        7,174
      Stock compensation expense                                               1,058 (j)       745                           745

                                          --------           --------         ------      --------        -----        ---------
                  Total expenses            25,900              7,095            725         5,508          128           31,536

                                          --------           --------         ------      --------        -----        ---------
INCOME/(LOSS) FROM OPERATIONS               (5,929)            (5,040)          (725)       (4,061)        (128)         (10,118)

OTHER INCOME (EXPENSE):
      Other expense                                              (149)                        (105)                         (105)
      Interest income                          114                  -                            -                           114
      Interest expense                      (1,407)              (751)                        (529)         529 (m)       (1,407)
                                          --------           --------         ------      --------        -----        ---------
NET INCOME (LOSS)                         $ (7,222)          $ (5,940)        $ (725)     $ (4,695)       $ 401        $ (11,516)
                                          ========           ========         ======      ========        =====        =========

NET LOSS PER SHARE                        $  (0.59)          $  (0.35)                    $  (0.28)                    $   (0.94)
                                          ========           ========         ======      ========        =====        =========



WEIGHTED AVERAGE COMMON SHARES              12,196             16,870                       16,870                        12,196
                                          ========           ========         ======      ========        =====        =========


See accompanying notes to the condensed pro forma combined financial statements.

 DIGITAL GENERATION SYSTEMS, INC. AND DIGITAL COURIER INTERNATIONAL CORPORATION
              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                HISTORICAL
                                                STARCOM                                             HISTORICAL  PRO         PRO
                                    HISTORICAL  MEDIATECH,  PRO FORMA                               DCIC W/     FORMA       FORMA
                                    CONSOL-     AND PRO     CONSOL-                     ADJ'S TO    GAAP ADJ'S  ADJUST-   COMBINED
                                    IDATED DG    FORMA      IDATED       HISTORICAL     US GAAP IN  @ 1$US TO   MENTS        IN
                                    SYSTEMS(b)  ADJUSTMENTS DG SYSTEMS   DCIC IN $C     $ CANADIAN  $C1.370(p)  IN $US       US$
                                    ----------  ----------- ----------   ----------     ----------  ----------  ------    ---------

REVENUES                            $  29,175    $ 11,946   $  41,121    $   3,070                    $ 2,241             $  43,362
                                    ---------    --------   ---------    ---------      --------     --------   -----     ---------

COSTS AND EXPENSES:
      Delivery and material costs      11,334       5,949      17,283        3,567 (i)                  2,604                19,887
      Customer operations              11,388       4,030      15,418        1,522 (i)                  1,111                16,529
      Sales and marketing               4,417         514       4,931        1,471                      1,074                 6,005
      Research and development          2,473         111       2,584        1,103                        805                 3,389
      General and administrative        3,169         678       3,847        2,106                      1,537                 5,384
      Depreciation and amortization     9,306       1,633      10,939        4,030          (767)(k)    2,382     257 (g)    13,578
      Stock compensation expense            -           -                                  2,116 (j)    1,545                 1,545
      Restructuring expense                 -         323         323                                       -                   323

                                    ---------    --------   ---------    ---------      --------     --------   -----     ---------
                  Total expenses       42,087      13,238      55,325       13,799         1,349       11,057     257        66,639

                                    ---------    --------   ---------    ---------      --------     --------   -----     ---------
INCOME/(LOSS) FROM OPERATIONS         (12,912)     (1,292)    (14,204)     (10,729)       (1,349)      (8,816)   (257)      (23,277)

OTHER INCOME (EXPENSE):
      Other income (expense)                           71          71          (39)                       (28)                   43
      Interest income                     744           -         744                                                           744
      Interest expense                 (2,607)       (418)     (3,025)      (1,019)                      (744)    744 (m)    (3,025)
                                    ---------    --------   ---------    ---------      --------     --------   -----     ---------
NET INCOME (LOSS)                   $ (14,775)   $ (1,639)  $ (16,414)   $ (11,787)     $ (1,349)    $ (9,588)  $ 487     $ (25,515)
                                    =========    ========   =========    =========      ========     ========   =====     =========

NET LOSS PER SHARE                  $   (2.52)              $   (2.65)   $   (0.79)                  $  (0.64)            $   (3.42)
                                    =========               =========    =========      ========     ========   =====     =========



WEIGHTED AVERAGE COMMON SHARES         11,893                  11,893       14,953                     14,953                11,893
                                    =========               =========    =========      ========     ========   =====     =========





See accompanying notes to the condensed pro forma combined financial statements.

 DIGITAL GENERATION SYSTEMS, INC. AND DIGITAL COURIER INTERNATIONAL CORPORATION
            NOTES TO CONDENSED PROFORMA COMBINED FINANCIAL STATEMENTS


  (a) Historical Consolidated Digital Generation Systems ("DG") balances and operating results for the period ended June 30, 1998 include the balances and the operating results of Starcom Mediatech, Inc.


  (b) Historical Consolidated DG balances and operating results for the twelve months ended December 31, 1997, include the balances and the operating results of Starcom Mediatech, Inc. for the six months ended December 31, 1997.


  (c) Represents cash used to fund the purchase of substantially all the property and assets of Digital Courier International, Inc. ("DCI" or "DCI acquisition") from Digital Courier International Corporation ("DCIC"). The total includes a purchase price of $9.06 million plus and an additional $70,000 for deal costs, primarily legal and other professional fees.


  (d) Represents adjustment for reduction of value of assets purchased by DG to their fair value at September 25, 1998.


  (e) Represents adjustment to DCI's fixed assets to their net book value at September 25, 1998, which approximates their fair value at that date.


  (f) Liabilities and shareholders' equity were not included as part of DG's purchase.

  (g) Estimated net increase in amortization of the excess of cost over fair value of the net assets acquired assuming the acquisition had taken place on the first day of the fiscal year period presented. Excess of cost over fair value of net assets acquired is being amortized by the straight-line method over twenty years.


  (h) As the cash used to fund the acquisition was derived principally from the private placement completed after June 30, 1998, the pro forma effect of this transaction and the related conversion of preferred stock are included in this analysis. In August 1998 DG sold 4.6 million shares of the Company's common stock in a private placement, and converted all of the Company's Preferred Stock outstanding at June 30, 1998 to Common Stock at a ratio of 1.1 shares of common stock for each share of preferred stock. See Company's Report on Form 10-Q filed August 14, 1998.


  (i) DCI'S delivery and material costs and customer operations have been reclassed to conform to DG's presentation.

  (j) Represents adjustment from Canadian GAAP to US GAAP for recognizing expense related to stock based compensation.


  (k) Represents adjustment from Canadian GAAP to US GAAP for reduction of amortization of intellectual property which would have been expensed as incurred under US GAAP.


  (l)      Represents adjustment to accumulated deficit under US GAAP.


  (m) Adjustment to eliminate interest expense incurred as a result of debt which was not assumed by DG in the acquisition.

  (n) Rate represents exchange rate in effect on March 31, 1998, between Canadian $ and US$.

  (o) Rate represents the average monthly exchange rate in effect between Canadian$ and US$ for the six months ended March 31, 1998.

  (p) Rate represents the average monthly exchange rate in effect between Canadian$ and US$ for the twelve months ended September 30, 1997.